Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Unisys Corporation:
We consent to the incorporation by reference in the Registration Statements (Nos. 333-40012, 333-114718, 333-145429, 333-156569, 333-171004, 333-171005, and 333-192040) on Form S-8 and in the Registration Statements (Nos. 333-181874 and 333-202243) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our report dated February 21, 2017, with respect to the consolidated balance sheets of Unisys Corporation as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, deficit and cash flows for each of the years in the three year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear or are incorporated by reference in the December 31, 2016 Annual Report on Form 10-K of Unisys Corporation.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 21, 2017